Exhibit 10.3

                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is being entered into as of this 12th day of July, 2005, between APPLIED DNA SCIENCES, INC., a Nevada corporation (the "Company"), with offices at 9229 West Sunset Bvd, Suite 830, Los Angeles, CA 90069, and Timpix International Limited, a British Virgin Islands corporation, with offices at Sea Meadow House, Blackburne Highway, PO Box 116, Road Town, Tortola, British Virgin Islands, (the "Consultant").


     WHEREAS, Consultant desires to provide consulting services for the Company as an independent contractor, and shall not be required to devote its full time to the business of the Company and shall be free to pursue other business interests which are not directly or indirectly competitive with the business of the Company; and

     WHEREAS, the Company requires, specifically, employees of Consultant, Dr.. Jun-Jei Sheu, Dr. Ben Liang and Dr. Johnson Chen (the "Consultants") provide the consulting services required by the Company on behalf of the Consultant and Consultant agrees that Consultants shall be directed by Consultant to devote their full time to the business of the Company;

     WHEREAS, Consultant and the Company further agree that upon each of the Consultants obtaining H-1 or other visas (the "Visa") to work in the United States, this Agreement shall be modified and/or terminated as the Company shall enter into Employment Agreements with each of the Consultants, substantially in the form of the Employment Agreements attached as Exhibits "A", "B" and "C" to this Agreement and hereby made a part of this Agreement;

     NOW, THEREFORE, based upon the premises and the following mutual covenants, conditions, promises and restrictions, the parties hereby agree as follows:

     1. Consulting Arrangement. Subject to the conditions and covenants contained elsewhere in this Agreement, the Company hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Company from time to time during the term of this consulting arrangement in connection with the Company's business throughout the United States and world wide, for a term equal to the shorter of (a) two (2) years or (b) such time as Consultants has obtained a Visa, commencing on July 12, 2005 subject to the approval by the Board and Shareholders of Biowell Technology, Inc., a Taiwan corporation ("Biowell") of resolutions to approve the transfer of certain Intellectual Property to Rixflex Holdings Limited ("Rixflex") and approval of a certain Plan of Merger by the Shareholders of Rixflex (the "Consulting Period"), unless sooner terminated as provided for elsewhere in this Agreement; provided, however, that such term shall be automatically renewed for successive one (1) year periods unless any party hereto gives notice of intention not to renew this Agreement at least thirty (30) days prior to the last day of the initial term or any renewal term of this Agreement.


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     2.  Relationship  Between  Parties.  During  the  term  of  the  Consulting
Arrangement, Consultant shall be deemed to be an independent contractor. The Consultant shall be completely responsible for the actions and inactions of the Consultants and shall cause Consultants to perform their duties in accordance with this Agreement. Subject to Section 7 of this Agreement, Consultant may provide services other than services of Consultants to any person, firm or entity as it deems advisable except to the extent it is obligated to devote its time, energy and skill to the Company pursuant to the terms of this Agreement. None of the Consultants shall be considered as having an employee status vis-a-vis the Company, or be entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Company. The Company shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant and Consultants, severally, shall be responsible for the payment of any such taxes and hereby agrees to indemnify the Company against nonpayment thereof.

     3. Services of Consultants. During the term of the Consulting Agreement, and until such time as each of the Consultants enters into an Employment Agreement with the Company, Consultant shall cause Consultants to provide consulting services to the Company pursuant to the terms hereof. Consultant is aware that the Company has entered into this Consulting Agreement with the express understanding that Consultants and only Consultants, will provide the consulting services hereunder. During the term of the Consulting Agreement, Consultants shall devote their full time, energy and skill to the Company.

     4. Consulting Services. During the term of the Consulting Agreement, the Consultants shall provide consulting services to the Company, which services shall include, but not be limited to, at a location to be determined by the Company, convey and transfer technology under an agreement for Company to acquire intellectual property from Biowell, identify equipment and materials required to establish Laboratory facilities, identify sources of supply for core equipment and materials, establish Laboratory facilities in the United States and elsewhere, select contract laboratories in the United States and elsewhere, establish Standard Laboratory Operating Procedures and Laboratory Quality Assurance Protocols, technical procedures, practices and methods necessary for the production and replication of the core DNA technology and products, assist with the integration of the technologies constituted by the intellectual property acquired by the Company from Biowell with Company's OEM's, Manufacturers and Distributors, assist to make scientific and technology presentations with Company's clients, customers and distribution partners and Licensees, assist with technology development and interface/integration with other security products solely developed by the Company or jointly developed by the Company with partners, or developed under license with third party technologies/products and such other duties as may be assigned by the Board of Directors of the Company. Consultant shall use its best efforts to keep the Company informed of all corporate business opportunities which shall come to its attention and appear beneficial to the Company's business so that the Company can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

     5. Compensation.

        (a) As part of the consideration for the services to be rendered under by Consultants, the Company shall pay Consultant compensation at the aggregate rate of an amount up to US Dollars Forty Seven Thousand (US $47,000) per month

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for the Consultants,  adjusted as set forth below. Each Consultant shall receive a monthly Consultancy Fee equal to that provided in their respective Employment Agreements, attached as Exhibits "A", "B" and "C" to this Agreement and made a part hereto. The Consultant compensation shall commence upon Closing by the Company of the acquisition of the Intellectual Property of Biowell Technologies, Inc., and shall continue each month through the term of the Consulting Agreement. Until the commencement of the Employment Agreement, each Consultant shall receive one hundred percent (100.0%) of his monthly Consulting Fee for each week, or part thereof, for time spent within the US providing full-time services as may be required by the Company under this Agreement. Until the commencement of the Employment Agreement, each Consultant shall receive fifty percent (50.0%) of his monthly Consulting Fee for time spent in Taiwan providing part-time services as may be required by the Company. Additionally, Company shall pay travel and accommodation expenses reasonably incurred by Consultants in their performance of the services outlined herein.

        (b) In the event that each of the Consultants shall no longer provide the consulting services pursuant to the Consulting Agreement, the compensation listed in Section 5(a) will be reduced pro-rata.

     6. Confidentiality Covenants.

        (a) Acknowledgments by the Consultant.  The Consultant acknowledges that
(a) during the Consulting  Period and as a part of the  Consulting  Arrangement, the Consultant and Consultants will be afforded access to Confidential Information (as defined below); (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (c) because the Consultants possess substantial technical expertise and skill with respect to the Company's business, the Company desires to obtain exclusive ownership of each Consultant Invention (as defined below), and the Company will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Consultant Invention; (d) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company with exclusive ownership of all Consultant Inventions.

        (b) Agreements of the Consultant. In consideration of the compensation and benefits to be paid or provided to the Consultant by the Company under this Consulting Agreement, the Consultant and Consultants covenant as follows:

          (1) Confidentiality.

             (i) During and following the Consulting Period, the Consultant will hold in confidence and Consultants will hold in Confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.

             (ii) Any trade secrets of the Company will be entitled to all of the protections and benefits under California Civil Code Section 3426, Uniform Trade Secrets Act and any other applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction

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not to be a trade secret for purposes of this Agreement,  such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

             (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

             (iv) The Consultants will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Consultants' duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant recognizes that, as between the Company and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant and/or Consultants, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Consulting Period, the Consultant will return to the Company all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

          (2) Consultant Inventions. Each Consultant Invention will belong exclusively to the Company. The Consultant acknowledges that all of the Consultant's writing, works of authorship, and other Consultant Inventions are works made for hire and the property of the Company, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Consultant hereby assigns to the Company all of the Consultant's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Consultant Inventions. The Consultant and Consultants covenant that it/they individually and severally shall promptly:

             (i) disclose to the Company in writing any Consultant Invention;

             (ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Consultant's right to the Consultant Invention for the United States and all foreign jurisdictions;

             (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Consultant Invention in the United States and any foreign jurisdictions;

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             (iv)  sign  all  other  papers  necessary  to carry  out the  above obligations; and

             (v) give testimony and render any other assistance in support of the Company's rights to any Consultant Invention.

        (c) Disputes or Controversies.The Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, the Consultant, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

        (d) Definitions.

          (1) For the purposes of this Section 6, "Confidential Information" shall mean any and all:

             (i) trade secrets concerning the business and affairs of the Company, including but not limited to trade secrets related to sequencing, imprinting and incorporating DNA, encapsulating DNA, immobilizing DNA, purifying DNA, extracting DNA, detecting the presence of DNA and any DNA sequence, or fragment thereof, and the subject of any test, work or investigation undertaken by the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of California Civil Code Section 3426, Uniform Trade Secrets Act;

             (ii) information concerning the business and affairs of the Company (which includes laboratory manuals, blueprints, engineering design plans, safety and maintenance manuals, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

             (iii) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

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          (2) For the purposes of this Section 6,  "Consultant  Invention" shall mean any  idea,  invention,  technique,  modification,  process,  alteration  or
improvement   (whether  patentable  or  not),  any  industrial  design  (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Consultant and/or Consultants, either solely or in conjunction with others, during the Consulting Period, or a period that includes a portion of the Consulting Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Consultant, either solely or in conjunction with others, following termination of this Agreement , that is based upon or uses Confidential Information.

     7. Non-Competition And Non-Interference.

        (a) Acknowledgments by the Consultant. The Consultant acknowledges that:
(a) the services to be performed by it under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company's business is national in scope and its products are marketed throughout the United States and world wide; (c) the Company competes with other businesses that are or could be located in any part of the United States and world wide;
(d) the provisions of this Section 7 are reasonable and necessary to protect the Company's business.

        (b) Covenants of the Consultant. In consideration of the acknowledgments by the Consultant, and in consideration of the compensation and benefits to be paid or provided to the Consultant by the Company, the Consultant and Consultants covenant that it/they may not, directly or indirectly:

          (1) except as permitted under that certain Exclusive License Agreement between Biowell and APDN (B.V.I.), Inc. during the Consulting Period, and the Post-Consulting Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Consultant's or any Consultants' name(s) or any similar name to, lend Consultant's or Consultants' or any Consultants credit to or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Company; provided, however, that the Consultant and Consultants may, in the aggregate, purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

          (2) whether for the Consultant's own account or for the account of any other person, at any time during the Consulting Period and the Post-Consulting Period, solicit business of the same or similar type being carried on by the Company, from any person known by the Consultant to be a customer of the

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Company,  whether or not the  Consultant  had personal  contact with such person during and by reason of this Agreement;

          (3) whether for the Consultant's own account or the account of any other person (i) at any time during the Consulting Period and the Post-Consulting Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the Consulting Period or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or (ii) at any time during the Consulting Period and for the Post-Consulting Period , interfere with or attempt to interfere with the Company's relationship with any person, including any person who at any time during the Consulting Period was an employee, contractor, supplier, or customer of the Company; or

          (4) at any time during or after the Consulting Period, disparage the Company or any of its shareholders, directors, officers, employees, or agents.

         For purposes of this Section 7, the term "Post-Consulting Period" means the three (3) year period beginning on the date of termination of this Agreement.

     If any covenant in this Section 7 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Consultant and/or Consultants individually and severally.

     The period of time applicable to any covenant in this Section 7 will be extended by the duration of any violation by the Consultant or Consultants of such covenant.

     8. Termination.

        (a) Termination by Company. Company may, upon written notice to Consultant, immediately terminate this Consulting Agreement, or the services of Consultants, upon the occurrence of any of the following:

          (1) Disability (as defined below) for a period of more than three (3) months in any twelve (12) month period or for periods aggregating more than six
(6) months during any eighteen month period. or Death of Drs. Sheu, Liang or Johnson;

          (2) Consultants no longer work for the Consultant, provided, however, this shall not apply in the event that Consultants execute an employment agreement with the Company;

          (3) The Consultant fails to appoint Drs. Sheu, Liang and Johnson to perform the work under this Consulting Agreement on a full time basis;

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          (4) The Consultant  appoints personnel other than Drs. Sheu, Liang and
Johnson to perform the work under this Consulting Agreement;

          (5) The Consultant or any subsidiary of the Consultant shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

          (6) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Consultant or any subsidiary of the Consultant, Drs. Sheu, Liang and Johnson ; or

          (7) For Cause, as defined below.

        (b) Termination by Consultant. Consultant may terminate this Consulting Agreement at any time during the Term for Good Reason, as defined below, upon sixty (60) days advance written notice to Company (during which period, Consultant shall, unless otherwise requested in writing by Company, continue to perform its duties as specified under this Agreement).

        (c) Definitions.

          (1) For the purposes of this Section 8, "Disability" shall mean any physical or mental incapacity, illness or infirmity that prevents or significantly restricts Consultants from performing their individual duties on a full-time basis. Any dispute as to whether Consultants have suffered a Disability, as to the date any Disability began or as to the duration of any Disability shall be settled by a medical expert selected and paid by Company and reasonably acceptable to Consultant, whose written report shall be final and binding upon the parties

          (2) For the purposes of this Section 8, "Cause" shall occur when Consultant or Drs. Sheu, Liang or Johnson commits an act of dishonesty or breach of trust, acts in a manner that is intentionally inimical or injurious to the business or interests of Company, or breaches this Agreement in any material respect (including failure to comply with any lawful directives issued by the Board of Directors of the Company; provided that Consultant is given written notice specifying, in reasonable detail, the nature of the alleged neglect, act, failure or breach specified above, and either (a) Consultant has ten (10) days to take remedial action but fails or refuses to do so, or (b) in Company's reasonable judgment, an opportunity to take remedial action would not be meaningful or appropriate under the circumstances. "Cause" also shall exist if Consultant or Drs. Sheu, Liang and Johnson are convicted of a felony.

          (3) For the purposes of this Section 8, "Good Reason" shall mean (A) the Company's failure to make any of the payments or provide any of the material benefits owed to Consultant under this Agreement, provided that Company does not make such payment or provide such benefit within ten (10) days of receiving written notice of such failure; (B) Company shall materially breach any material term of this Agreement, provided that Company has not cured or made substantial efforts to cure such material breach within thirty (30) days of receiving

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written  notice of such material  breach;  or (C) if there shall be a "Change in
Control" (as hereinafter defined) of Company.

          (4) For the purposes of this Section 8, a "Change in Control" shall be deemed to occur upon a sale by Company of substantially all of its assets or greater than fifty percent (50.0%) of its stock to an unaffiliated entity or person or the consolidation or merger of Company with or into an unaffiliated entity. An "affiliate" shall mean any entity or person that directly, or indirectly through on or more intermediaries, controls, or is controlled by, or is under common control with, any other entity or person.

        (d) Return of Materials upon Termination. Upon termination of this Consulting Agreement, regardless of the reason, Consultant (including its employees and their heirs, personal representatives or estate) shall promptly return to Company all documents (including all copies thereof) and other materials and property of Company, or which pertains to the Company's business in Consultant's possession or control, no matter from whom or in what manner acquired

     9. Indemnification. Consultant hereby agrees to hold harmless and indemnify Company from and against any and all loss, damage, expense, and cost (including reasonable attorneys' fees incurred in connection with the same) incurred by Company as a result of Consultant's breach of any covenant or agreement made herein.

     10. Non-Disclosure. Except as previously agreed upon in writing between Company and Consultant or unless the same become a matter of public record or public knowledge, Consultant shall not, at any time during the term of this Agreement or after termination of this Consulting Agreement with Company for any reason whatsoever, in any manner whatsoever, either directly or indirectly, divulge, disclose or communicate to any person, firm, association or corporation, or use for his own benefit, gain or otherwise, or for any entity for which Consultant is an employer, officer, director, owner, employee, partner or other participant any Confidential Information or any other like materials or information in the possession of, belonging to or concerning Company, without regard to whether any or all of the foregoing are found to be confidential, material or important, except as may be necessary in the ordinary course of performing Consultant's services hereunder. The parties hereto specifically stipulate that as between them the above listed items are important, material and confidential and gravely affect the effective and successful conduct of the business of Company.

     11. Prior Employment.

        (a) Consultant represents that its performance, and that of Drs. Sheu, Liang and Johnson of any and all the terms of this Agreement as Consultants to the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by it or them in confidence or in trust prior to the execution of this Consulting Agreement. Consultant and Drs. Sheu, Liang and Johnson have not entered into, and they agree none will enter into, any agreement either written or oral in conflict herewith.

        (b) Consultant understands as part of the consideration for its continued retention by Company, that Drs. Sheu, Liang and Johnson have not brought and will not bring to Company or use in the performance of the responsibilities hereunder any materials or documents of a former employer which are not generally available to the public, unless they have obtained written

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
authorization from the former employer for their possession and use.

        (c) In the event that prior to entering this Consulting Agreement, Consultants terminated employment with one or more prior employers, the Consultant agrees to indemnify and hold harmless Company, its directors, officers and employees, against any liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of Drs. Sheu, Liang and Johnson's prior employers that the termination of their individual employment with such employer, their employment by Consultant, or use of any skills and knowledge by Company is a violation of contract or law. On or prior to the date hereof, Consultant has delivered to Company a copy of any contract of employment between Drs. Sheu, Liang and Johnson and each such prior employer.

     12. Specific Performance. The Consultant acknowledges that its obligations and the obligations of Consultants hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if he should default in its obligations under this Agreement. Accordingly, in the event of the failure by Consultant to perform its obligations hereunder, which failure constitutes a breach hereof by him, the Company may, in addition to any other available rights or remedies, sue in equity for specific performance of each of the Consultants and, in connection with any such suit, the Consultant and Consultants each expressly waives the defense therein that the Company has an adequate remedy at law.

     13. Interpretation. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete there from the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     14. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings between the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed to, or shall constitute a waiver of, any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     15. Notices. All notices, requests, demands or other communications required or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, with return receipt requested, with a copy by facsimile transmission to the following address (or as the parties shall otherwise direct in writing):

         If to Company, to:             Applied DNA Sciences, Inc.
                                        9229 West Sunset Boulevard

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
                                        Suite 830
                                        Los Angeles, CA 90069
                                        Attn: Peter Brocklesby, President
                                        Fax: 310-860-1303

         With a copy to:                Sichenzia Ross Friedman Ference LLP
                                        1065 Avenue of the Americas
                                        21st Floor
                                        New York, New York 10018
                                        Attn: Andrea Cataneo, Esq.
                                        Fax: 973-442-9933

         If to Consultant, to:          Biowell Technology Inc.
                                        18F, No. 959
                                        Chung Cheng Road
                                        Chungho City, Taipei County
                                        Taiwan 235, ROC
                                        Fax: 886-2222-15258

     16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the local law of the State of California. If any term of this Agreement is found to invalid by a court of competent jurisdiction, the remaining terms and conditions shall remain in full force and effect.

     17. Arbitration; Jurisdiction. Any dispute, controversy or claim arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby shall be resolved by binding arbitration. The arbitration shall be conducted by a single arbitrator who shall administer the arbitration under the then current commercial rules. The arbitration shall take place in Los Angeles, California. The parties hereto irrevocably submit to the exclusive jurisdiction of such entity. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such venue or any defense of inconvenient forum in connection therewith.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which be deemed an original, but all of which when taken together shall constitute one and the same Agreement.

     19. Non-Assignability. This agreement shall not be assignable by Consultant or Consultants without the express written consent of the Company. This Agreement supersedes any and all written and oral agreements between the parties hereto.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                            For: APPLIED DNA SCIENCES, INC.


                            By: /s/ PETER BROCKLESBY
                                --------------------
                                Name: Peter Brocklesby
                                Title:   President



                            By: /s/ ROB HUTCHISON
                                -----------------
                                Name: Rob Hutchison
                                Title: Chairman & CEO


                             For: TIMPIX INTERNATIONAL LIMITED

                            By: /s/ JUN-JEI SHEU
                                ----------------
                                Name: Dr. Jun Jei Sheu, Ph.D.
                                Title:   Consultant


                            By: /s/ BENAJMIN LIANG
                                ------------------
                                Name: Dr. Benjamin Liang, Ph.D.
                                Title: Consultant


                            By: /s/ JOHNSON CHEN
                                ----------------
                                Name: Dr. Johnson Chen, Ph.D.
                                Title: Consultant


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